UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 25, 2008

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On November 25, 2008, Verigy Ltd. issued a press release regarding Verigy’s financial results for its fiscal quarter ended October 31, 2008.  A copy of Verigy’s press release is attached hereto as Exhibit 99.1.

The Company includes in the press release certain non-GAAP financial measures, including non-GAAP net income. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures.

The information contained in Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On November 25, 2008, Verigy announced that in light of deteriorating economic conditions and market uncertainties, it intends to implement a restructuring program designed to streamline our organization and further reduce operating costs (the “Restructuring Plan”). As part of the Restructuring Plan, Verigy plans, among other things, to reduce its global workforce force of regular and temporary employee positions through a combination of attrition, voluntary and involuntary terminations and other workforce reduction programs. The timing and scope of the anticipated reductions in the Company’s workforce will vary by country based on local legal requirements. When completed, the Restructuring Plan is expected to result in a reduction in quarterly operating expenses of $12-15 million.  The Company expects that certain charges under the program will result in cash expenditures and that these charges—both cash and non-cash—will be recorded in fiscal 2009.

Due to the variability of costs associated with employee separation programs, we are unable at this time to make a good faith determination of the cost, or estimated range of costs , associated with the program as set forth in paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, we will timely file an amendment to this report at such time as we have developed reasonable estimates of the cost if this restructuring program.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the expected nature, timing, reductions, objectives, annualized cost savings, and charges of the Restructuring Plan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; Verigy’s ability to implement the program as planned; retention of key employees; changes in Verigy’s business requirements; the possibility that benefits of the program may not materialize as expected; and other risks described in Verigy’s SEC filings and the press release furnished herewith. Verigy undertakes no obligation to revise or update any forward-looking statements.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. on November 25, 2008, regarding financial results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Vice President and General Counsel

Date:  November 25, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. on November 25, 2008, regarding financial results